
                                                                                          EXHIBIT 99.2


ITEM 8           FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

            THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES


                                                                                                  Page
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Consolidated Statement of Income for each of the three years in the period ended
  December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3

Consolidated Balance Sheet at December 31, 1994 and 1995  . . . . . . . . . . . . . . . . . . .     4

Consolidated Statement of Stockholders' Equity for each of the three years
  in the period ended December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

Consolidated Statement of Cash Flows for each of the three years in the period ended
  December 31, 1995   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .     7

Supplementary Information on Oil and Gas Producing Activities . . . . . . . . . . . . . . . . .    15

Valuation and Qualifying Accounts and Reserves  . . . . . . . . . . . . . . . . . . . . . . . .   S-1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE PHOENIX RESOURCE COMPANIES, INC.:

         We have audited the accompanying consolidated balance sheet of The Phoenix Resource Companies, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Phoenix Resource Companies, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the Index under Item 8 Financial Statements and Supplementary Data is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                             ARTHUR ANDERSEN LLP

    Oklahoma City, Oklahoma
       February 23, 1996

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                    (In thousands, except per share amounts)

                                                                         Year Ended December 31,
                                                                    ---------------------------------
                                                                      1993         1994         1995
                                                                    -------      -------      -------
Revenues:
  Oil and gas revenues  . . . . . . . . . . . . . . . . . . .      $ 22,302     $ 21,856    $  23,433
  Revenues dedicated to foreign tax liability   . . . . . . .        10,578       10,866        9,822
                                                                    -------      -------      -------
    Operating revenues  . . . . . . . . . . . . . . . . . . .        32,880       32,722       33,255
  Interest income   . . . . . . . . . . . . . . . . . . . . .           464          935        1,436
  Other income  . . . . . . . . . . . . . . . . . . . . . . .           681          187          345
                                                                    -------      -------      -------
                                                                     34,025       33,844       35,036
                                                                    -------      -------      -------
Costs and Expenses:
  Production costs  . . . . . . . . . . . . . . . . . . . . .         5,841        5,301        6,421
  Depreciation, depletion and amortization  . . . . . . . . .         1,967        2,213        5,795
  General and administrative  . . . . . . . . . . . . . . . .         2,663        2,314        2,194
  Interest  . . . . . . . . . . . . . . . . . . . . . . . . .           138           --           --
                                                                    -------      -------      -------
                                                                     10,609        9,828       14,410
                                                                    -------      -------      -------
Income before income taxes and extraordinary loss . . . . . .        23,416       24,016       20,626
Provision for income taxes:
  U.S. alternative minimum tax  . . . . . . . . . . . . . . .           328          259          193
  Foreign   . . . . . . . . . . . . . . . . . . . . . . . . .        10,578       10,866        9,822
                                                                    -------      -------      -------
Income before extraordinary loss  . . . . . . . . . . . . . .        12,510       12,891       10,611
Extraordinary loss:
  Early extinguishment of debt  . . . . . . . . . . . . . . .          (174)          --           --
                                                                    -------      -------      -------
    Net  income   . . . . . . . . . . . . . . . . . . . . . .      $ 12,336     $ 12,891    $  10,611
                                                                    =======      =======     ========
Income Per Share:
    Weighted average common and common equivalent
       shares outstanding   . . . . . . . . . . . . . . . . .        17,000       16,432       16,214
                                                                    =======      =======      =======
    Income before extraordinary loss  . . . . . . . . . . . .      $   0.74     $   0.78    $    0.65
                                                                    =======      =======     ========
    Net  income   . . . . . . . . . . . . . . . . . . . . . .      $   0.73     $   0.78    $    0.65
                                                                    =======      =======     ========



         The accompanying notes are an integral part of this statement.

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                    (In thousands, except per share amounts)

                                                          ASSETS
                                                                                    December 31,
                                                                             -------------------------
                                                                               1994             1995
                                                                             --------         --------
Current Assets:
  Cash and cash equivalents   . . . . . . . . . . . . . . . . . . . . .    $  26,536        $  22,759
  Accounts receivable   . . . . . . . . . . . . . . . . . . . . . . . .        2,561            5,639
  Receivable for payment of foreign taxes   . . . . . . . . . . . . . .       10,657           11,026
  Other current assets  . . . . . . . . . . . . . . . . . . . . . . . .          491            2,072
                                                                            --------         --------
                                                                              40,245           41,496
                                                                            --------         --------
Property and Equipment, at cost:
  Oil and gas properties (using full cost accounting)   . . . . . . . .       18,624           40,842
  Other property and equipment  . . . . . . . . . . . . . . . . . . . .        1,909              983
                                                                            --------         --------
                                                                              20,533           41,825
Less:  Accumulated depreciation, depletion and amortization . . . . . .       13,800           18,672
                                                                            --------         --------
  Net  Property and Equipment   . . . . . . . . . . . . . . . . . . . .        6,733           23,153

Deferred Receivable for payment of foreign taxes  . . . . . . . . . . .        9,211            2,997
Other Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          252              687
                                                                            --------         --------
                                                                           $  56,441        $  68,333
                                                                            ========         ========

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . .    $   1,062        $     562
  Accrued foreign taxes   . . . . . . . . . . . . . . . . . . . . . . .       10,657           11,026
  Other accrued liabilities   . . . . . . . . . . . . . . . . . . . . .          857              952
                                                                            --------         --------
                                                                              12,576           12,540
                                                                            --------         --------
Long-Term Liabilities:
  Deferred foreign taxes  . . . . . . . . . . . . . . . . . . . . . . .        9,211            2,997
  Other  liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .        1,096              988
                                                                            --------         --------
                                                                              10,307            3,985
                                                                            --------         --------
Commitments and Contingencies (Note 5)

Stockholders' Equity:
  Preferred stock, par value $0.01 (authorized 5,000 shares, none
    outstanding)  . . . . . . . . . . . . . . . . . . . . . . . . . . .           --               --
  Common stock, par value $0.01 (authorized 20,000 shares, 15,708
    shares outstanding in 1994 and 16,190 in 1995)  . . . . . . . . . .          170              170
  Paid-in  capital  . . . . . . . . . . . . . . . . . . . . . . . . . .       39,311           45,170
  Retained earnings   . . . . . . . . . . . . . . . . . . . . . . . . .        2,929           12,281
  Treasury stock, at cost (1,254 shares in 1994 and 772 in 1995)  . . .       (8,852)          (5,813)
                                                                            --------         --------
                                                                              33,558           51,808
                                                                            --------         --------
                                                                           $  56,441        $  68,333
                                                                            ========         ========





 The accompanying notes are an integral part of this balance sheet.

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (In thousands)



                                         Common Stock               Retained     Treasury Stock
                                     ------------------  Paid-in    Earnings   ------------------   Stockholders'
                                      Shares    Amount   Capital    (Deficit)   Shares    Amount       Equity
                                     ---------  -------  -------    ---------  --------  --------    -----------
BALANCE AT DECEMBER 31, 1992  . .       16,977   $ 170  $  39,212  $(21,488)        --  $      --    $ 17,894
   Stock options exercised  . . .           40      --         68        --         --         --          68
   Shares cancelled   . . . . . .          (75)     --         --        --         --         --          --
   Net income   . . . . . . . . .           --      --         --    12,336         --         --      12,336
                                     ---------    ----   --------   -------    -------   --------     -------

BALANCE AT DECEMBER 31, 1993  . .       16,942     170     39,280    (9,152)        --         --      30,298
   Shares purchased   . . . . . .       (1,254)     --         --        --      1,254     (8,852)     (8,852)
   Stock options exercised  . . .           20      --         31        --         --         --          31
   Dividends paid, $0.05 per
      share   . . . . . . . . . .           --      --         --      (810)        --         --        (810)
   Net income   . . . . . . . . .           --      --         --    12,891         --         --      12,891
                                     ---------    ----   --------   -------    -------   --------     -------

BALANCE AT DECEMBER 31, 1994  . .       15,708     170     39,311     2,929      1,254     (8,852)     33,558
   Shares issued  . . . . . . . .          606      --      5,533        --       (606)     4,467      10,000
   Shares purchased   . . . . . .         (152)     --         --        --        152     (1,634)     (1,634)
   Accrual pursuant to
      Director Plan   . . . . . .           --      --        368        --         --         --         368
   Stock options exercised  . . .           28      --        (42)       --        (28)       206         164
   Dividends paid, $0.08
      per share   . . . . . . . .           --      --         --    (1,259)        --         --      (1,259)
   Net income   . . . . . . . . .           --      --         --    10,611         --         --      10,611
                                     ---------    ----   --------   -------    -------   --------     -------

BALANCE AT DECEMBER 31, 1995  . .       16,190   $ 170  $  45,170  $ 12,281        772  $  (5,813)   $ 51,808
                                     =========    ====   ========   =======    =======   ========     =======





      The accompanying notes are an integral part of this statement.

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                 (In thousands)

                                                                         Year Ended December 31,
                                                                    ----------------------------------
                                                                      1993         1994         1995
                                                                    ---------    --------     --------
Cash flows from operating activities:
  Cash received from purchasers   . . . . . . . . . . . . . . .     $23,274      $21,862     $ 20,442
  Cash paid to suppliers and employees  . . . . . . . . . . . .      (9,510)      (8,405)      (8,617)
  Interest paid   . . . . . . . . . . . . . . . . . . . . . . .        (144)          --           --
  Income taxes paid   . . . . . . . . . . . . . . . . . . . . .        (583)        (487)        (515)
  Interest and other cash receipts  . . . . . . . . . . . . . .         821          847        1,462
                                                                     ------       ------      -------
     Net cash provided by operating activities  . . . . . . . .      13,858       13,817       12,772
                                                                     ------       ------      -------

Cash flows from investing activities:
  Capital expenditures  . . . . . . . . . . . . . . . . . . . .      (2,651)      (2,932)     (23,554)
  Proceeds from sales of property and equipment   . . . . . . .         120           34           --
  Supplemental purchase price payment   . . . . . . . . . . . .       4,000           --           --
                                                                     ------       ------      -------
     Net cash provided by (used in) investing activities  . . .       1,469       (2,898)     (23,554)
                                                                     ------       ------       ------

Cash flows from financing activities:
  Sale of treasury stock  . . . . . . . . . . . . . . . . . . .          --            --      10,000
  Purchase of treasury stock  . . . . . . . . . . . . . . . . .          --       (8,852)      (1,634)
  Dividends paid  . . . . . . . . . . . . . . . . . . . . . . .          --         (810)      (1,259)
  Debt issue costs  . . . . . . . . . . . . . . . . . . . . . .          --           --         (266)
  Repayments of long-term debt  . . . . . . . . . . . . . . . .      (1,704)          --           --
  Proceeds from stock options exercised   . . . . . . . . . . .         139           31          164
                                                                     ------       ------      -------
     Net cash provided by (used in) financing activities  . . .      (1,565)      (9,631)       7,005
                                                                     ------       ------      -------

Net increase (decrease) in cash and cash equivalents  . . . . .      13,762        1,288       (3,777)
Cash and cash equivalents, beginning of year  . . . . . . . . .      11,486       25,248       26,536
                                                                     ------       ------      -------
       Cash and cash equivalents, end of year   . . . . . . . .     $25,248      $26,536     $ 22,759
                                                                     ======       ======      =======

Reconciliation of net income to net cash provided by operating activities:

  Net  income   . . . . . . . . . . . . . . . . . . . . . . . .     $12,336      $12,891     $ 10,611
                                                                     ------       ------      -------

  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation, depletion and amortization   . . . . . . . .       1,967        2,213        5,795
     Capitalized general and administrative expense   . . . . .        (372)        (604)      (1,055)
     Loss on early extinguishment of debt   . . . . . . . . . .         174           --           --
     Gain on sale of properties   . . . . . . . . . . . . . . .         (97)          --           --
     (Increase) decrease in accounts receivable related to
       operating activities   . . . . . . . . . . . . . . . . .         866         (350)      (3,078)
     Increase (decrease) in accounts payable related to
       operating activities   . . . . . . . . . . . . . . . . .         (89)        (156)         330
     Increase (decrease) in accrued liabilities related to
       operating activities   . . . . . . . . . . . . . . . . .        (541)         283           95
     Other noncash items  . . . . . . . . . . . . . . . . . . .        (386)        (460)          74
                                                                     ------       ------      -------
         Total adjustments  . . . . . . . . . . . . . . . . . .       1,522          926        2,161
                                                                     ------       ------      -------
           Net cash provided by operating activities  . . . . .     $13,858      $13,817     $ 12,772
                                                                     ======       ======      =======





         The accompanying notes are an integral part of this statement.

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The Company is an independent oil and gas company operating in Egypt. Company operations include exploring, developing and operating crude oil and natural gas properties in Egypt.

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES:

         Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Oil and Gas Operations - The Company uses the full cost method of accounting for oil and gas operations. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas reserves, including nonproductive costs, are capitalized as incurred. Internal overhead which is directly identified with acquisition, exploration and development activities is capitalized. The Company capitalized $0.4 million, $0.6 million and $1.1 million of internal overhead for the years ended December 31, 1993, 1994 and 1995, respectively.

         The capitalized costs of oil and gas properties are accumulated in cost centers on a country-by-country basis and are amortized using the unit-of-production method based on proved reserves. Estimated future development costs are included in the amortization base. Depreciation, depletion and amortization expense per equivalent oil barrel for Egypt was $0.66, $0.87 and $2.51 for the years ended December 31, 1993, 1994 and 1995, respectively. Capitalized costs and estimated future development costs associated with unevaluated properties are excluded from amortization until the quantity of proved reserves attributable to the property has been determined or impairment has occurred. At December 31, 1993 and 1994, the Company excluded $1 million of capitalized costs related to the Qarun Concession from amortization. At December 31, 1995 the Company excluded $0.9 million of capitalized costs related to the Khalda Offset acreage from amortization.
These costs will be included in the amortization base as prospects within the Khalda Offset acreage are evaluated.

         Dispositions of oil and gas properties are recorded as adjustments to capitalized costs, with no gain or loss recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves. Accordingly, the gain on the sale of a portion of the Company's interest in the Khalda Concession in 1989 and the subsequent supplemental payments in 1992 and 1993 were recorded as reductions of capitalized costs with no gain recognized.

         The unamortized cost of oil and gas properties less related deferred income tax may not exceed an amount equal to the net present value discounted at 10% of proved oil and gas reserves plus the lower of cost or estimated fair market value of unevaluated properties. To the extent the Company's unamortized cost of oil and gas properties exceeded this ceiling amount, a provision for additional depreciation, depletion and amortization would be required.

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



         Production Entitlements - Pursuant to the entitlement method, the Company recognizes revenue from its Egyptian concessions in the period it is entitled to such production. Production costs are expensed as incurred. At period-end any revenue to which the Company is entitled but has not received is recorded as an account receivable; revenue the Company has received but is not entitled to is recorded in current liabilities as deferred revenue. As of December 31, 1994 and 1995 the Company had recorded an account receivable of $0.4 million representing approximately 23,000 barrels of crude oil and $0.5 million representing approximately 29,000 barrels of crude oil, respectively.

         Taxes on Income - The Company recognizes deferred tax liabilities and assets for the expected future tax consequences, if any, of temporary differences between the tax and financial reporting bases of the Company's assets and liabilities.

         The Company operates in two tax jurisdictions, the U.S. and Egypt.
All of the Company's Egyptian operations are conducted through wholly-owned U.S. subsidiaries, and all income generated by the Egyptian operations is also included in the Company's consolidated U.S. taxable income. In accordance with the provisions of Egyptian concession agreements, EGPC's share of revenues includes Egyptian income taxes and government royalties attributable to the Company, which are paid directly by EGPC. Payment of these Egyptian income taxes by EGPC creates for the Company both U.S. taxable income and foreign tax credits (or deductions, at the option of the Company) which can be utilized to reduce U.S. income taxes, if any, on earnings from the Company's foreign operations.

         The Company records its share of the Egyptian income tax expense and revenue dedicated to foreign tax liabilities for the tax payment to be made on its behalf by EGPC. The Company records an Egyptian deferred income tax liability, and an identical deferred receivable, related to its share of temporary differences in reporting Egyptian taxable income by the Company during the current and prior years.

         Cash and Cash Equivalents - For the Statement of Cash Flows, the Company considers unrestricted cash on hand and all highly liquid debt instruments purchased with a maturity of generally three months or less to be cash equivalents.

         Foreign Currency Transactions - Nearly all transactions of the Company and its wholly-owned subsidiaries are made in U.S. dollars. As a result, foreign currency exchange gains and losses, if any, are recognized in the period incurred. Total foreign exchange gains and losses are immaterial.

         Stock Option Plans - The Company accounts for its stock option plans using the intrinsic value method in accordance with Accounting Principles Opinion No. 25. In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." The Company will adopt the pro forma disclosure requirements of SFAS No. 123 in 1996.

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



NOTE 2 -- QUARTERLY RESULTS OF OPERATIONS:

         The unaudited results of operations for the quarterly periods of 1994 and 1995 are summarized below, in thousands, except per share amounts, oil prices and average daily gross production.

                                                                              1994
                                                        ----------------------------------------------
                                                          First     Second    Third    Fourth
                                                         Quarter   Quarter   Quarter  Quarter   Total
                                                        --------   -------  -------- -------- --------
Oil and gas revenues  . . . . . . . . . . . . . . . .   $  4,474  $ 5,786  $  5,925  $ 5,671   $21,856
Revenues dedicated to foreign tax liability . . . . .      2,222    2,767     2,977    2,900    10,866
Other  revenues . . . . . . . . . . . . . . . . . . .        241      245       287      349     1,122
                                                         -------   ------    ------   ------    ------
                                                           6,937    8,798     9,189    8,920    33,844
                                                         -------   ------    ------   ------    ------
Production costs  . . . . . . . . . . . . . . . . . .      1,102    1,656     1,519    1,024     5,301
Other costs and expenses  . . . . . . . . . . . . . .      1,120      943       953    1,511     4,527
                                                         -------   ------    ------   ------    ------
                                                           2,222    2,599     2,472    2,535     9,828
                                                         -------   ------    ------   ------    ------
Income before income taxes  . . . . . . . . . . . . .      4,715    6,199     6,717    6,385    24,016
Provision for income taxes  . . . . . . . . . . . . .      2,274    2,837     3,047    2,967    11,125
                                                         -------   ------    ------   ------    ------
Net income  . . . . . . . . . . . . . . . . . . . . .   $  2,441  $ 3,362  $  3,670  $ 3,418   $12,891
                                                         =======   ======   =======   ======    ======
Net income, per share . . . . . . . . . . . . . . . .   $   0.14  $  0.20  $   0.23  $  0.21   $  0.78
                                                         =======   ======   =======   ======    ======
Average daily gross oil production--Khalda  . . . . .     31,244   32,917    34,008   32,724    32,731
Average  oil  price--Egypt  . . . . . . . . . . . . .   $  14.08  $ 15.91  $  16.24  $ 16.47   $ 15.72

                                                                              1995
                                                        ----------------------------------------------
                                                          First     Second    Third    Fourth
                                                         Quarter   Quarter   Quarter  Quarter   Total
                                                        --------   -------  -------- -------- --------
Oil and gas revenues  . . . . . . . . . . . . . . . .   $  5,486  $ 5,891  $  5,418  $ 6,638   $23,433
Revenues dedicated to foreign tax liability . . . . .      2,831    2,988     2,514    1,489     9,822
Other  revenues . . . . . . . . . . . . . . . . . . .        370      436       589      386     1,781
                                                         -------   ------    ------   ------    ------
                                                           8,687    9,315     8,521    8,513    35,036
                                                         -------   ------    ------   ------    ------
Production costs  . . . . . . . . . . . . . . . . . .      1,377    1,654     1,465    1,925     6,421
Other costs and expenses  . . . . . . . . . . . . . .      1,342    1,621     2,852    2,174     7,989
                                                         -------   ------    ------   ------    ------
                                                           2,719    3,275     4,317    4,099    14,410
                                                         -------   ------    ------   ------    ------
Income before income taxes  . . . . . . . . . . . . .      5,968    6,040     4,204    4,414    20,626
Provision for income taxes  . . . . . . . . . . . . .      2,884    3,038     2,560    1,533    10,015
                                                         -------   ------    ------   ------    ------
Net income  . . . . . . . . . . . . . . . . . . . . .   $  3,084  $ 3,002  $  1,644  $ 2,881   $10,611
                                                         =======   ======   =======   ======    ======
Net income, per share . . . . . . . . . . . . . . . .   $   0.19  $  0.19  $   0.10  $  0.17   $  0.65
                                                         =======   ======   =======   ======    ======
Average daily gross oil production--Khalda  . . . . .     31,372   30,415    31,260   30,746    30,947
Average  oil  price--Egypt  . . . . . . . . . . . . .   $  16.83  $ 17.79  $  15.86  $ 17.06   $ 16.88

NOTE 3 -- CAPITAL STOCK AND OPTIONS:

         Capital Stock - Two-for-one splits of the number of shares of Common Stock outstanding were effective in January and September 1995. All references in the accompanying financial statements and notes to the number of common shares and per share amounts have been restated to reflect the splits.

         A total of 20,000,000 shares of $0.01 par value Common Stock are authorized. As of December 31, 1995 there were 16,961,920 shares of Common Stock issued, of which 16,189,756

            THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



were outstanding, and 1,914,000 shares of Common Stock were reserved for issuance upon exercise of the options described below. As of December 31, 1994 there were 16,961,920 shares of Common Stock issued, of which 15,708,196 were outstanding, and 1,342,000 shares of Common Stock were reserved for issuance upon exercise of the options described below.

         A total of 5,000,000 shares of $0.01 par value preferred stock are authorized, none of which were outstanding at December 31, 1994 or 1995.

         In November 1995 the Company sold 606,060 shares of its Common Stock to the International Finance Corporation ("IFC"), an affiliate of the World Bank, at the then current market price of $16.50 per share. The shares sold to IFC were treasury shares previously acquired by the Company at an average price of $7.37 per share.

         In conjunction with the March 1994 secondary public offering by a selling shareholder of 30% of the Company's Common Stock, the Company purchased 515,204 shares of its Common Stock at $6.74 per share. Also during 1994, the Company purchased 738,520 shares of its Common Stock in open market transactions at an average price of $7.29 per share. During 1995 the Company purchased 152,500 shares of its Common Stock in open market transactions at an average price of $10.71 per share. Shares purchased are held as treasury stock unless and until reissued.

         Stock Options - The 1990 Employee Stock Option Plan, as amended ("Employee Stock Option Plan") and the 1990 Nonemployee Director Stock Option Plan, as amended ("Director Stock Option Plan"), were established April 9, 1990. The Employee Stock Option Plan authorizes the grant of options to purchase Common Stock to employees of the Company. The exercise price of the options granted may not be less than the fair market value on the date of the grant. At December 31, 1994 and 1995 shares of Common Stock reserved for issuance pursuant to the Employee Stock Option Plan totaled 1,074,000 and 1,670,000, respectively.

         The Director Stock Option Plan authorizes the grant of options to purchase 12,000 shares of Common Stock to each director of the Company, who is not otherwise an employee of the Company, upon election to the Board of Directors. The Plan also provides that each nonemployee director of the Company be granted additional options covering a sufficient number of shares of Common Stock, so that after such grant such nonemployee director would hold in the aggregate, including all options previously granted to such nonemployee director that remain unexercised, options covering at least 12,000 shares of Common Stock. The exercise price of options granted is the closing price of the shares of Common Stock on the date of the grant of such options. At December 31, 1994 and 1995 shares of Common Stock reserved for issuance pursuant to the Director Stock Option Plan totaled 268,000 and 244,000, respectively.

            THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



         Information on the status of options is in the following table.

                                                  Employee Plan                  Director Plan
                                           ---------------------------   -----------------------------
                                                         Option Price                    Option Price
                                             Shares       Per Share        Shares          Per Share
                                           ------------  -------------   ------------   --------------
OUTSTANDING DECEMBER 31, 1993 . . . . .       42,000      $  1.56              18,000     $  1.56 -  8.75
   Granted  . . . . . . . . . . . . . .      740,000      $  6.59 - 10.06      80,000     $  6.13
   Exercised  . . . . . . . . . . . . .       (8,000)     $  1.56             (12,000)    $  1.56
                                           ---------                         --------
OUTSTANDING DECEMBER 31, 1994 . . . . .      774,000      $  1.56 - 10.06      86,000     $  6.13 -  8.75
   Granted  . . . . . . . . . . . . . .      300,000      $ 12.44               8,000     $ 14.44
   Exercised  . . . . . . . . . . . . .       (4,000)     $  1.56             (24,000)    $  6.13 -  8.75
   Cancelled  . . . . . . . . . . . . .       (7,000)     $  6.59 - 12.44          --
                                           ---------                          --------
OUTSTANDING DECEMBER 31, 1995 . . . . .    1,063,000      $  1.56 - 12.44      70,000     $  6.13 - 14.44
                                           =========                          ========
Exercisable at:
   December 31, 1994  . . . . . . . . .       34,000      $  1.56               2,000     $  8.75
   December 31, 1995  . . . . . . . . .      400,000      $  1.56 - 10.06      20,000     $  6.13

         Director Compensation Plan - During the third quarter of 1995 the Board of Directors adopted a Nonemployee Director Compensation Plan (the "Director Plan"). The Director Plan, which is subject to shareholder approval, provides for the grant of 1,500 shares of Common Stock to each nonemployee director for each year that individual serves as a director since May 11, 1993. The Common Stock granted is vested ratably over each year of service and would be issuable to a director upon termination as a director, except in the event of removal for cause. A total of approximately $0.4 million was recorded in both Paid-in Capital and General and Administrative Expense in the accompanying 1995 financial statements.

NOTE 4 -- INCOME TAXES:

         At December 31, 1995 the Company had net operating loss carryforwards of approximately $172 million, subject to the significant limitations described below. These amounts could be carried forward and would expire in varying amounts from 1997 through 2004 if not utilized. Due to the limitations imposed by the Tax Reform Act of 1986, the Company does not expect to be able to utilize more than approximately $80 million of its net operating loss carryforwards. However, the Company expects to generate future foreign tax credits, which will be derived from Egyptian tax payments paid on the Company's behalf by EGPC, sufficient to more than offset the future U.S. income taxes, excluding alternative minimum taxes, on its operations. The Company expects to pay future income taxes, excluding Egyptian income taxes paid on its behalf by EGPC, equal to approximately 2% of its pretax income which represents U.S. alternative minimum taxes.

         In accordance with the Tax Reform Act of 1986, usage of net operating loss carryforwards is subject to limitations in future years if certain ownership changes occur. Such ownership changes have occurred. During the period following the ownership change, the limitation is the sum of (i) an annual amount (estimated to be approximately $4 million) determined by the value of the Company immediately before the ownership change, adjusted to reflect the increase in value resulting from the cancellation of indebtedness resulting from the reorganization, multiplied by a statutorily determined interest rate; and (ii) the amount of built-in gains realized during the five-year period following the ownership change. The Company's built-in gain is the amount by which the fair market value of its assets exceeded tax basis at the time of the ownership change. The net operating loss carryforward and the amount

            THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



available for utilization are subject to review and possible adjustment by the Internal Revenue Service.

         Pretax financial reporting income for the years shown was taxable under the following jurisdictions:

                                                      1993           1994        1995
                                                   ---------      --------     --------
                                                               (In thousands)

               U.S. . . . . . . . . . . . . . .    $(1,445)       $(1,520)     $(2,456)
               Egypt  . . . . . . . . . . . . .     24,861         25,536       23,082
                                                    ------         ------       ------
                  Total . . . . . . . . . . . .    $23,416        $24,016      $20,626
                                                    ======         ======       ======

Income from the Company's Egyptian operations is also taxable in the U.S., but is not included in the amounts stated above for the U.S. The 1993, 1994 and 1995 financial reporting income for Egypt includes the revenue dedicated to payment of foreign taxes of approximately $10.6 million, $10.9 million and $9.8 million, respectively.

         The provision for income taxes for the years shown was comprised of the following:

                                                                   1993        1994         1995
                                                                --------     --------    ---------
                                                                          (In thousands)

                 Current tax expense:
                   U.S. alternative minimum tax   . . . . .    $    328    $     259    $     193
                   Foreign--Egyptian  . . . . . . . . . . .      12,990       10,560       16,036
                 Deferred tax expense (benefit):
                   Foreign--Egyptian  . . . . . . . . . . .      (2,412)         306       (6,214)
                                                                 ------       ------      -------
                 Total provision  . . . . . . . . . . . . .    $ 10,906    $  11,125    $  10,015
                                                                =======     ========     ========

         The provision for income taxes for the years shown differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                                      1993          1994        1995
                                                                    ---------    --------     --------
Statutory U.S. tax rate . . . . . . . . . . . . . . . . . . . .       35.00%       35.00%       35.00%
Increase (decrease) in rate resulting from:
   Egyptian tax on Egyptian earnings  . . . . . . . . . . . . .       45.17%       45.24%       47.62%
   Realization of net operating loss carryforward benefits  . .      (33.60%)     (33.92%)     (34.06%)
                                                                      -----        -----        -----
     Effective tax rate   . . . . . . . . . . . . . . . . . . .       46.57%       46.32%       48.56%
                                                                      =====        =====        =====

             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



         Deferred U.S. and Egyptian tax assets (liabilities) are comprised of the following at the dates shown:

                                                                      At December 31,
                                                     ------------------------------------------------
                                                               1994                     1995
                                                     ----------------------     ---------------------
                                                        U.S.       Egyptian         U.S.     Egyptian
                                                     ---------   ----------     ----------   --------
                                                                       (In thousands)
  Depreciation, depletion and amortization  . . .    $   1,774    $ (4,520)     $  3,138   $ (2,738)
  Other capitalized expenses  . . . . . . . . . .          169          --           677         --
  Net operating loss carryforwards  . . . . . . .       63,394          --        60,225         --
  AMT carryover   . . . . . . . . . . . . . . . .        2,709          --         2,893         --
  Concession agreement  . . . . . . . . . . . . .           --      (4,691)           --       (259)
                                                      --------     -------       -------    -------
    Gross deferred tax assets (liabilities)   . .       68,046      (9,211)       66,933     (2,997)
  Deferred tax asset valuation allowance  . . . .      (68,046)         --       (66,933)        --
                                                      --------     -------       -------    -------
      Net deferred tax assets (liabilities)   . .    $      --    $ (9,211)     $     --   $ (2,997)
                                                      ========     =======       =======    =======

         The change in the valuation allowance during 1994 and 1995 was a decrease of $5 million and $1.1 million, respectively, resulting primarily from the realization of net operating loss carryforwards. No benefit for the remaining U.S. net operating loss carryforwards or the other U.S. deferred tax assets has been recognized in the accompanying financial statements, as the Company believes, based on its current operations, its current proved reserves and existing income tax laws and regulations, no incremental future tax benefits will be derived.

NOTE 5 -- COMMITMENTS AND CONTINGENCIES:

         Substantially all of the Company's operations and reserves are located in Egypt and, therefore, are subject to certain risks relating to economic and political stability in Egypt and the surrounding region. The Company is exposed to certain risks due to its concentration of Egyptian operations, which include possible changes in Egyptian laws, particularly relating to foreign investments and taxation, renegotiation or modification of existing contracts and expropriation. Adverse developments in Egypt and future changes in Egyptian governmental regulations and policies could have a material adverse effect on the Company. The Company does not insure against loss of production or political risks. The carrying amount of identifiable assets (excluding cash and cash equivalents in U.S. banks and intercompany balances) of the Company's foreign operations at December 31, 1994 and 1995 totaled $29.4 million and $46.8 million (including approximately $19.9 million and $14 million related to receivables for payment of foreign taxes which are offset by an equal amount of foreign tax liabilities), respectively.

         Egypt retains the right of requisition of production from Egyptian concessions and cancellation of the concession agreements upon the occurrence of specific events, including a national emergency due to war, imminent expectation of war or internal causes, unauthorized assignment of interests in the concession, the concession holder being adjudicated bankrupt by a court of competent jurisdiction and intentional extraction of any mineral not authorized by the concession agreement. Requisition or cancellation of the Company's concession agreements as a result of the foregoing or for any other reasons would have a material adverse effect on the Company.

         A portion of the Company's operating revenues represents the sale of crude oil produced from Egyptian concessions and allocated to the Company for reimbursement of operating, development and exploration costs. These costs are subject to review and approval by EGPC.

            THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



Management does not expect the amount of costs rejected for reimbursement by EGPC to have a material adverse effect on the Company's financial position or results of operations.

         Various lawsuits are pending against the Company. Management is of the opinion, based on advice of independent legal counsel, that the ultimate outcome of all pending litigation is highly unlikely to have a material effect on the financial position or results of operations of the Company.

         The Company is committed, under certain circumstances, to pay $1.8 million pursuant to various employment contracts with certain key employees.

NOTE 6 -- SALES TO MAJOR CUSTOMERS:

         Sales to EGPC accounted for 96%, 99% and 100% of the Company's consolidated oil and gas revenues in 1993, 1994 and 1995, respectively.

NOTE 7 -- SUBSEQUENT EVENTS:

         In January 1996 the Company completed the initial stages of project financing for the Qarun Concession development and borrowed the first $12.5 million installment of what will ultimately become a $50 million loan facility. This financing was arranged by the International Finance Corporation, an affiliate of the World Bank. The loan will be secured by the stock and assets of the Company's wholly-owned subsidiary, Phoenix Resources Company of Qarun, and prior to the completion of the development project the loan will be guaranteed by the Company. Interest payments will commence June 15, 1996 and will be payable semi-annually at a rate equal to the London Inter-Bank Offered Rate plus 2- 3/8% to 3%. Semi-annual principal payments commence June 15, 1998 and continue through 2002.

         During February 1996 the Company purchased 100,000 shares of its Common Stock in open market transactions at a price of $19.00 per share. All such shares are held as treasury stock.

         SUPPLEMENTARY INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

         The information in this section is based on engineering estimates of oil and gas reserves, using the methods and assumptions prescribed by the SEC for such calculations. Assumed sales prices of hydrocarbons were, as required, those prices in effect at the respective dates indicated, with no effect given to price changes which have occurred since those dates or to potential increases or decreases in prices. The estimation of oil and gas reserves is not an exact science. Estimates of economically recoverable oil and gas reserves and of the future net revenues from those reserves depend on a number of assumptions, all of which may, and frequently do, vary materially from actual results.

         EGPC is required to pay, on behalf of the Company, all Egyptian government royalties and the Company's Egyptian income taxes from its share of production. The reserve information presented in the following tables includes reserves attributable to such tax payments on behalf of the Company by EGPC and the related deductions for Egyptian income taxes and, accordingly, the reserve information shown for 1993 and 1994 has been restated from amounts previously reported.

         The value of proved natural gas quantities shown in the table below has been reduced to account for the currently limited access to natural gas markets.

         Net proved reserves of crude oil and natural gas of the Company were estimated as of December 31, 1993, 1994 and 1995 by independent petroleum engineers, Netherland, Sewell & Associates, Inc., of Dallas, Texas.

                                VALUES OF RESERVES  (UNAUDITED)

                                                 Future Net Revenues (In thousands)
                              ------------------------------------------------------------------------
                                            Total                             Present Value
                                        (Undiscounted)                     (Discounted at 10%)
                                       At December 31,                       At December 31,
                              ----------------------------------  ------------------------------------
                                1993         1994         1995      1993           1994         1995
                              --------     --------    ---------  -----------    --------     --------
Proved Developed
  Producing:
    United States   . . . .   $    971    $      --    $      --  $     849    $    --      $   --
    Egypt   . . . . . . . .     49,978       52,168       63,579     38,402       41,769      52,361
                               -------      -------      -------    -------      -------     -------
      Subtotal  . . . . . .     50,949       52,168       63,579     39,251       41,769      52,361
                               -------      -------      -------    -------      -------     -------
Proved Developed
  Nonproducing:
    Egypt   . . . . . . . .     17,112       18,930       27,915     10,519       10,748      17,487
                               -------      -------      -------    -------      -------     -------
Proved Undeveloped:
    Egypt   . . . . . . . .     27,973       77,602      111,840      5,012       27,522      59,511
                               -------      -------      -------    -------      -------     -------
Total Proved Reserves:
    United States   . . . .        971           --           --        849          --          --
    Egypt   . . . . . . . .     95,063      148,700      203,334     53,933       80,039     129,359
                               -------      -------      -------    -------      -------     -------

TOTAL PROVED RESERVES . . .   $ 96,034    $ 148,700    $ 203,334  $  54,782   $   80,039  $  129,359
                               =======      =======      =======    =======      =======    ========
Assumed Egyptian
    Oil Price   . . . . . .   $  13.47    $   15.73    $   17.97  $   13.47   $    15.73  $    17.97


                    RESERVE QUANTITY INFORMATION (UNAUDITED)

         Oil and gas quantities for Egypt include reserves attributable to the Company's rights to recover past and future costs, which quantities vary with price assumptions and cost estimates. In accordance with SEC requirements, the assumed Egyptian oil price for estimates made as of December 31, 1993, 1994 and 1995 was $13.47, $15.73 and $17.97, respectively. Oil includes oil and gas condensate and is stated in thousands of barrels; gas is stated in millions of cubic feet and includes all gas produced, whether or not sold.


                                                 U.S.                EGYPT              TOTAL
                                           --------------      ----------------     -----------------
                                             OIL     GAS         OIL        GAS       OIL        GAS
                                           ------  ------      -------   -------    ------     ------
YEAR ENDED DECEMBER 31, 1993
   Proved Reserves:
   ----------------
     Beginning balance  . . . . . . . .       38     235       13,353     24,022    13,391     24,257
     Revisions of previous estimates  .       42      45        1,769      6,484     1,811      6,529
     Extensions, discoveries and
       other additions  . . . . . . . .       --      --          911      8,252       911      8,252
     Production   . . . . . . . . . . .      (25)   (171)      (1,819)    (1,442)   (1,844)    (1,613)
                                          ------  ------       ------     ------    ------     ------
       Ending balance   . . . . . . . .       55     109       14,214     37,316    14,269     37,425
                                          ======  ======       ======     ======    ======     ======
   Proved Developed Reserves:
   --------------------------
     Beginning balance  . . . . . . . .       38     235        8,906      3,935     8,944      4,170
                                          ======  ======       ======     ======    ======     ======
     Ending balance   . . . . . . . . .       55     109       11,157      5,771    11,212      5,880
                                          ======  ======       ======     ======    ======     ======
YEAR ENDED DECEMBER 31, 1994
   Proved Reserves:
   ----------------
     Beginning balance  . . . . . . . .       55     109       14,214     37,316    14,269     37,425
     Revisions of previous estimates  .      (43)    (89)        (979)    (3,914)   (1,022)    (4,003)
     Extensions, discoveries and
       other additions  . . . . . . . .       --      --        8,785      1,057     8,785      1,057
     Production   . . . . . . . . . . .       (4)    (18)      (1,981)    (1,793)   (1,985)    (1,811)
     Sales of reserves in place   . . .       (8)     (2)          --         --        (8)        (2)
                                           -----    ----       ------    -------    ------     ------
       Ending balance   . . . . . . . .       --      --       20,039     32,666    20,039     32,666
                                          ======  ======       ======     ======    ======     ======
   Proved Developed Reserves:
   -------------------------
     Beginning balance  . . . . . . . .       55     109       11,157      5,771    11,212      5,880
                                          ======  ======       ======     ======    ======     ======
     Ending balance   . . . . . . . . .       --      --        8,998      4,110     8,998      4,110
                                          ======  ======       ======     ======    ======     ======
YEAR ENDED DECEMBER 31, 1995
   Proved Reserves:
   ----------------
     Beginning balance  . . . . . . . .       --      --       20,039     32,666    20,039     32,666
     Revisions of previous estimates  .       --      --       (1,025)    (9,771)   (1,025)    (9,771)
     Extensions, discoveries and
       other additions  . . . . . . . .       --      --        8,699      4,810     8,699      4,810
     Production   . . . . . . . . . . .       --      --       (1,995)    (1,796)   (1,995)    (1,796)
                                          ------  ------       ------     ------    ------     ------
       Ending balance   . . . . . . . .       --      --       25,718     25,909    25,718     25,909
                                          ======  ======       ======     ======    ======     ======
   Proved Developed Reserves:
   -------------------------
     Beginning balance  . . . . . . . .       --      --        8,998      4,110     8,998      4,110
                                          ======  ======       ======     ======    ======     ======
     Ending balance   . . . . . . . . .       --      --        9,555      6,317     9,555      6,317
                                          ======  ======       ======     ======    ======     ======

         CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES
                                 (In thousands)

                                                                                                EGYPT
                                                                                               -------
DECEMBER 31, 1994
    Proved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $17,620
    Unproved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,004
                                                                                                ------
                                                                                                18,624
    Accumulated DD&A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11,984
                                                                                                ------
    Net capitalized costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 6,640
                                                                                                ======

DECEMBER 31, 1995
    Proved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $39,948
    Unproved  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        894
                                                                                                ------
                                                                                                40,842
    Accumulated DD&A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17,746
                                                                                                ------
    Net capitalized costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $23,096
                                                                                                ======




              COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION,
                     EXPLORATION AND DEVELOPMENT ACTIVITIES
                                 (In thousands)

                                                                       U.S.        EGYPT        TOTAL
                                                                      ------       ------      -------
YEAR ENDED DECEMBER 31, 1993
  Exploration costs   . . . . . . . . . . . . . . . . . . . . . .    $   59       $  2,941     $ 3,000
  Development costs   . . . . . . . . . . . . . . . . . . . . . .        35            (13)         22

YEAR ENDED DECEMBER 31, 1994
  Exploration costs   . . . . . . . . . . . . . . . . . . . . . .    $   --       $  4,059     $ 4,059
  Development costs   . . . . . . . . . . . . . . . . . . . . . .        --            244         244

YEAR ENDED DECEMBER 31, 1995
  Acquisition costs   . . . . . . . . . . . . . . . . . . . . . .    $   --       $    408     $   408
  Exploration costs   . . . . . . . . . . . . . . . . . . . . . .        --         12,861      12,861
  Development costs   . . . . . . . . . . . . . . . . . . . . . .        --          8,949       8,949

          STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS AND CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

         The standardized measure of discounted future net cash flows relating to proved oil and gas reserves was calculated based on prices and economic conditions in effect at each respective year-end. The standardized measure of discounted future net cash flows should not necessarily be equated with the fair market value of the Company's oil and gas reserves.

                                                                      U.S.        EGYPT       TOTAL
                                                                   ----------   ---------   ----------
                                                                              (In thousands)
DECEMBER 31, 1993
Future cash inflows . . . . . . . . . . . . . . . . . . . . . .    $  1,131    $ 227,891   $  229,022
Future production and development costs . . . . . . . . . . . .        (160)     (76,491)     (76,651)
Future Egyptian income tax expense  . . . . . . . . . . . . . .          --      (56,337)     (56,337)
                                                                    -------     --------    ---------
  Future net cash flows   . . . . . . . . . . . . . . . . . . .         971       95,063       96,034
10% annual discount for estimated timing of net cash flow . . .        (122)     (41,130)     (41,252)
                                                                    -------     --------    ---------
  Standardized measure of discounted future net cash flows  . .    $    849    $  53,933   $   54,782
                                                                    =======     ========    =========
DECEMBER 31, 1994
Future cash inflows . . . . . . . . . . . . . . . . . . . . . .    $     --    $ 372,285   $  372,285
Future production and development costs . . . . . . . . . . . .          --     (134,192)    (134,192)
Future Egyptian income tax expense  . . . . . . . . . . . . . .          --      (89,393)     (89,393)
                                                                    -------     --------    ---------
  Future net cash flows   . . . . . . . . . . . . . . . . . . .          --      148,700      148,700
10% annual discount for estimated timing of net cash flow . . .          --      (68,661)     (68,661)
                                                                    -------     --------    ---------
  Standardized measure of discounted future net cash flows  . .    $     --    $  80,039   $   80,039
                                                                    =======     ========    =========
DECEMBER 31, 1995
Future cash inflows . . . . . . . . . . . . . . . . . . . . . .    $     --    $ 516,193   $  516,193
Future production and development costs . . . . . . . . . . . .          --     (180,725)    (180,725)

Future Egyptian income tax expense  . . . . . . . . . . . . . .          --     (132,134)    (132,134)
                                                                    -------     --------     --------
  Future net cash flows   . . . . . . . . . . . . . . . . . . .          --      203,334      203,334
10% annual discount for estimated timing of net cash flow . . .          --      (73,975)     (73,975)
                                                                    -------    ---------    ---------
  Standardized measure of discounted future net cash flows  . .    $     --    $ 129,359   $  129,359
                                                                    =======     ========    =========

         Following are the principal sources of changes in the standardized measure of discounted future net cash flows during the years shown:

                                                                          YEAR ENDED DECEMBER 31,
                                                                   -------------------------------
                                                                      1993         1994         1995
                                                                   ----------   ---------   --------
                                                                             (In thousands)
Beginning balance . . . . . . . . . . . . . . . . . . . . . . .    $ 73,524     $ 54,782    $  80,039
Sales and transfers, net of production costs  . . . . . . . . .     (16,461)     (16,555)     (17,012)
Net changes in sales prices, net of production costs  . . . . .     (21,181)      22,425       26,831

Extensions, discoveries and improved recovery,
  net of future production and development costs  . . . . . . .       5,015       22,048       48,250
Changes in estimated future development costs . . . . . . . . .      (2,080)         --       (16,971)

Accrued development costs incurred in the current year  . . . .          --           --        4,142
Revisions of quantity estimates . . . . . . . . . . . . . . . .      10,447       (6,556)      (7,831)
Accretion of discount . . . . . . . . . . . . . . . . . . . . .       7,353        5,393        8,004
Changes in production rates (timing) and other  . . . . . . . .      (1,835)      (1,498)       3,907
                                                                    -------      -------     --------
    Ending balance  . . . . . . . . . . . . . . . . . . . . . .    $ 54,782     $ 80,039    $ 129,359
                                                                    =======      =======     ========

         In the tables above, no U.S. income tax expense is provided due to the utilization of net operating loss carryforwards, the availability of future foreign tax credits and the insignificance of alternative minimum tax. Changes in future Egyptian income taxes and the equal and offsetting amount of changes in future cash inflows have been excluded.

                RESULTS OF OPERATIONS FROM PRODUCING ACTIVITIES
                  (EXCLUDING CORPORATE OVERHEAD AND INTEREST)
                                 (In thousands)

                                                                  U.S.          EGYPT          TOTAL
                                                                --------       --------       --------
YEAR ENDED DECEMBER 31, 1993
  Oil and gas revenues  . . . . . . . . . . . . . . . . . .    $    839       $ 21,463      $  22,302
  Revenues dedicated to foreign tax liability   . . . . . .          --         10,578         10,578
                                                                -------        -------        -------
    Operating revenues  . . . . . . . . . . . . . . . . . .         839         32,041         32,880
  Production costs  . . . . . . . . . . . . . . . . . . . .        (228)        (5,613)        (5,841)
  Depreciation, depletion and amortization  . . . . . . . .        (533)        (1,361)        (1,894)
  Egyptian tax provision  . . . . . . . . . . . . . . . . .          --        (10,578)       (10,578)
                                                                -------        -------        -------
  Results of operations from producing activities   . . . .    $     78       $ 14,489      $  14,567
                                                                =======        =======       ========
YEAR ENDED DECEMBER 31, 1994
  Oil and gas revenues  . . . . . . . . . . . . . . . . . .    $    108       $ 21,748      $  21,856
  Revenues dedicated to foreign tax liability   . . . . . .          --         10,866         10,866
                                                                -------        -------        -------
    Operating revenues  . . . . . . . . . . . . . . . . . .         108         32,614         32,722
  Production costs  . . . . . . . . . . . . . . . . . . . .        (120)        (5,181)        (5,301)
  Depreciation, depletion and amortization  . . . . . . . .        (212)        (1,966)        (2,178)
  Egyptian tax provision  . . . . . . . . . . . . . . . . .          --        (10,866)       (10,866)
                                                                -------        -------        -------
  Results of operations from producing activities   . . . .    $   (224)      $ 14,601      $  14,377
                                                                =======        =======       ========
YEAR ENDED DECEMBER 31, 1995
  Oil and gas revenues  . . . . . . . . . . . . . . . . . .    $     --       $ 23,433      $  23,433
  Revenues dedicated to foreign tax liability   . . . . . .          --          9,822          9,822
                                                                -------        -------        -------
    Operating revenues  . . . . . . . . . . . . . . . . . .          --         33,255         33,255
  Production costs  . . . . . . . . . . . . . . . . . . . .          --         (6,421)        (6,421)
  Depreciation, depletion and amortization  . . . . . . . .          --         (5,768)        (5,768)
  Egyptian tax provision  . . . . . . . . . . . . . . . . .          --         (9,822)        (9,822)
                                                                -------        -------        -------
  Results of operations from producing activities   . . . .    $     --       $ 11,244      $  11,244
                                                                =======        =======        =======

         In the tables above, no U.S. income tax expense is provided due to the utilization of net operating loss carryforward, the availability of future foreign tax credits and the insignificance of alternative minimum tax.

                                                                    SCHEDULE II


             THE PHOENIX RESOURCE COMPANIES, INC. AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (In thousands)

                                     Balance at                         Balance
                                     Beginning                           at End
                                      of Year    Additions  Deductions  of Year
                                     ----------  ---------  ----------  -------
YEAR ENDED DECEMBER 31, 1993
  Allowance for doubtful accounts .. $     88    $      --  $    88     $    --
  Deferred tax asset valuation
    allowance ......................   76,574           --    3,498     $ 73,076

YEAR ENDED DECEMBER 31, 1994
  Deferred tax asset valuation
    allowance ...................... $ 73,076    $      --  $ 5,030     $ 68,046

YEAR ENDED DECEMBER 31, 1995
   Deferred tax asset valuation
     allowance ..................... $ 68,046    $      --  $ 1,113     $ 66,933



                                      S-1